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                                                                      EXHIBIT 99



                              LIDAK PHARMACEUTICALS
                                  NEWS RELEASE

DATE:  AUGUST 14, 1997                        CONTACT:  Lisa Dawn Katz
                                                        Director, Corporate
RELEASE DATE:  IMMEDIATE                                Communications &
                                                        Investor Relations
                                                        LIDAK Pharmaceuticals
                                                        (619) 558-0364, ext. 256




        LIDAK PHARMACEUTICALS ACHIEVES POSITIVE RESULTS WITH LIDAKOL(R)
                       IN PHASE 3 HERPES CLINICAL TRIALS;
                    WILL APPLY TO FDA FOR MARKETING APPROVAL

     LA JOLLA, CALIFORNIA -- August 14, 1997 -- LIDAK Pharmaceuticals (NASDAQ
NNM: LDAKA) announced that treatment of recurrent oral herpes outbreaks with its topical anti-viral drug, LIDAKOL(R), resulted in a statistically significant (P=
0.035 or less) reduction of the healing times of acute herpes episodes versus the placebo control. This data was established in just completed, large (743 patients) multi-center, double-blind Phase 3 clinical trials. Healing time is the critical primary end-point efficacy parameter required by the U.S. Food and Drug Administration (FDA) for new drug marketing approval of this drug.

     In secondary end-points evaluated in these trials, treatment with LIDAKOL also reduced, to a statistically significant degree versus placebo-treatment (P= 0.0027), the time until patients were free of herpes-associated symptoms, which included pain, itching, tingling and burning. As observed in previous studies, there was a higher incidence of aborted outbreaks in LIDAKOL-treated versus placebo-treated patients. In one subset of patients, the difference in aborted episodes between LIDAKOL and placebo treatments was statistically-significant (P=0.048), but the difference was not statistically significant among all patient subsets (P =0.109).

     "The favorable outcome of these Phase 3 studies verifies and confirms our long-standing confidence in the clinical importance of LIDAKOL as a topical treatment for this serious infectious disease caused by herpes viruses," stated David H. Katz, M.D., president and chief executive officer of LIDAK. "Anticipating the possibility of these positive results, we continued efforts during the past 12 months to prepare the required documentation to file a New Drug Application (NDA) for marketing approval of LIDAKOL with the FDA. We are prepared to complete and file this application by year end 1997," Katz concluded.

     Katz also noted that LIDAK plans to make detailed data from the trials available in the future through published articles in peer reviewed journals and presentations at scientific conferences.

AUGUST 14, 1997
LIDAK PHARMACEUTICALS ACHIEVES POSITIVE RESULTS WITH LIDAKOL(R)
IN PHASE 3 HERPES CLINICAL TRIALS;
WILL APPLY TO FDA FOR MARKETING APPROVAL
PAGE2



     LIDAK Pharmaceuticals has licensed marketing and distribution rights to LIDAKOL in most territorial regions, including Japan to Grelan Pharmaceuticals, Co., Ltd.; all of Europe and certain African and Mid-East countries to Yamanouchi Europe, B.V.; Israel to C.T.S. Chemical Industries; Korea to Boryung Pharma; and the entire North American continent to Bristol-Myers Squibb Company.

     In commenting on the results Arend Paasman, the president and chief executive officer of Yamanouchi Europe said, "As the European partner of LIDAK in the development of this drug we are encouraged by the results of these combined Phase 3 studies. We believe that the new data, which we will analyze in more detail in the coming weeks, considerably increases our chances for obtaining marketing approval for LIDAKOL in Europe."

     LIDAK Pharmaceuticals is developing therapeutic products against virally caused diseases, inflammatory disorders, allergies and asthma, and cancer.



                                      # # #


     The information contained in this press release, including any forward looking statements contained herein, should be reviewed in conjunction with the Company's Annual Report on Form 10-K and other publicly available information regarding the Company, copies of which are available from the Company upon request. Such publicly available information sets forth many risks and uncertainties related to the Company's business and such statements, including risks and uncertainties related to drug development and clinical trials. Final review decisions made by the FDA and other regulatory agencies concerning clinical trial results are unpredictable and outside of the influence and/or control of the Company.